EXHIBIT 10.13

Name:

No. of Shares:

Grant Date:

Domino’s Pizza, Inc.

2004 Equity Incentive Plan

Performance-Based Restricted Stock Agreement

Domino’s Pizza, Inc., a Delaware corporation (the “Company”), hereby grants this Performance-Based Restricted Stock Award (the “Award”) to the above-named individual (the “Participant”) pursuant to the Company’s 2004 Equity Incentive Plan (as from time to time in effect, the “Plan”). On the Grant Date, the Company hereby grants and transfers to Participant the aggregate number of shares set forth above (the “Shares”) of the Common Stock, par value $.01 per share, of the Company, all in accordance with and subject to the terms and conditions described in this Performance-Based Restricted Stock Agreement (the “Agreement”) and the Plan in addition to such other restrictions, if any, as may be imposed by law.

1. Restriction and Vesting. Each unvested Share under the Award shall be subject to the Transfer Restrictions set forth in Section 4 of this Agreement. Subject to Sections 2 and 3, the Shares shall vest in [•] tranches (each, a “Vesting Tranche” and collectively, the “Vesting Tranches”) in accordance with Subsection 1(a) of this Agreement and applicable provisions of the Plan, but in each case only if a Forfeiture Condition described in Subsection 1(b) below has not previously occurred. The term “vest” as used herein with respect to any Share means the lapsing of the Transfer Restrictions described herein with respect to such Share.

a.	Vesting.

[•]

Each such anniversary date shall be referred to herein as the “Regular Vesting Date” of the Vesting Tranche vesting on such date.

b.	Forfeiture Conditions. Any Share then subject to Transfer Restrictions shall be automatically and immediately forfeited to the Company if, with respect to a particular Vesting Tranche of which such Share is part, any of the following occurs (each, a “Forfeiture Condition”):

i.	the Participant terminates employment with the Company (or one of its subsidiaries as applicable) voluntarily (i.e., other than as a result of death or disability) or is involuntarily terminated by the Company (or one of its subsidiaries as applicable) with “cause” prior to the vesting of such Vesting Tranche; or

ii.	the Participant terminates employment with the Company (or one of its subsidiaries as applicable) by reason of death or disability or is involuntarily terminated by the Company (or one of its subsidiaries as applicable) without “cause” prior to the vesting of such Vesting Tranche and prior to the certification by the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”) that the applicable performance goal or goals had been met or exceeded for such Vesting Tranche as set by the Compensation Committee and set forth on Appendix A to this Agreement; or

iii.	the Company fails to meet or exceed the applicable performance goal or goals for such Vesting Tranche as set by the Compensation Committee and set forth on Appendix A to this Agreement, which performance goal or goals must be met or exceeded for such Vesting Tranche as a condition precedent to the vesting of such Vesting Tranche of this Award; or

Performance-Based Restricted Stock Grant

iv.	the Company fails to pay an ordinary cash dividend in respect of its common stock in any full fiscal quarter occurring after the Grant Date and before the applicable Vesting Tranche vests.

Upon the occurrence of a Forfeiture Condition, the Participant hereby (i) appoints the Company as the attorney-in-fact of the Participant to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such Shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.

A vested share to which the Transfer Restrictions no longer apply shall be freely transferable, subject, however, to (i) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such Share; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (iii) applicable requirements of federal and state securities laws. Until a Share is vested, the certificate evidencing the Share shall carry a restrictive legend that prohibits any sale, transfer, pledge, assignment or other encumbrance or disposition of such Share prior to vesting. In addition, if unvested Shares are held in book entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares and the Participant agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions of this Agreement. Any certificates representing unvested Shares shall be held by the Company.

2. Termination Prior to Vesting Date. If a Participant terminates employment with the Company (or one of its subsidiaries as applicable) by reason of death or disability or is involuntarily terminated by the Company (or one of its subsidiaries as applicable) without “cause” prior to the vesting of any Vesting Tranche(s) and on or after the certification by the Board or the Compensation Committee that the performance goal or goals applicable to such Vesting Tranche(s) (as set by the Compensation Committee and set forth on Appendix A to this Agreement) have been met or exceeded, all of the Shares included in such Vesting Tranche(s) to the extent not otherwise vested shall become fully vested on the date of termination and any Transfer Restrictions shall no longer apply to such Shares. For the avoidance of doubt, this acceleration of vesting shall only apply with respect to Shares not previously forfeited as a result of the occurrence of a Forfeiture Condition.

3. Retirement. Subject to the other provisions of this Agreement and the Plan, if the Participant Retires (or dies or becomes disabled at a time when the Participant had satisfied the age and years of service requirements specified in the definition of Retirement), then notwithstanding the terms of Section 1 of this Agreement, all unvested Shares hereunder shall not be forfeited and the Shares shall continue to be eligible to vest (and shall remain subject to Transfer Restrictions until so vested) as set forth in Section 1 of this Agreement (subject to the continued applicability of the Forfeiture Condition set forth in clauses (b)(iii) and (b)(iv) thereof). For the avoidance of doubt, this provision shall only apply with respect to Shares not previously forfeited as a result of the occurrence of a Forfeiture Condition. For purposes of this Award, “Retire” and “Retirement” mean termination of the Participant’s employment (other than a termination for cause) after attainment by the Participant of age fifty-five (55) and ten (10) years of continuous service with the Company and/or its subsidiaries.

4. Nontransferability of Award. The Shares acquired by the Participant pursuant to this Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided in this Agreement and in the Plan (“Transfer Restrictions”). Until the lapse of these Transfer Restrictions (i.e., until the Shares vest in accordance with Sections 1, 2 or 3), or unless the Administrator approves the transfer of all or part of the Award in accordance with the Plan, the unvested Shares included in the Award hereby granted shall not be transferred, pledged, assigned or otherwise encumbered or disposed of by the Participant. For clarification purposes, the Transfer Restrictions shall be lifted to the extent that the Company allows the Participant to transfer Shares to the Company in order to satisfy any tax withholding liability of such Participant.

Performance-Based Restricted Stock Grant

5. Rights as Shareholder. Except for risk of forfeiture of all or part of the Award prior to vesting as set forth in Section 1, the Participant shall have all rights of a shareholder (including voting and dividend rights) commencing on the date on which the certificate is issued evidencing the Award. Notwithstanding the foregoing, any property distributed with respect to a Share (the “associated share”) acquired hereunder, including without limitation a distribution of cash dividend or a distribution of Common Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to forfeiture risk and the Transfer Restrictions applicable to the associated share for so long as the associated share remains subject to such forfeiture risk and the Transfer Restrictions and shall be automatically forfeited if and when the associated share is so forfeited. The Company may require that any cash distribution with respect to the Shares be held back, placed in escrow or otherwise made subject to such restrictions as the Company deems appropriate to carry out the intent of this Agreement and, in furtherance of the foregoing, any ordinary cash dividends payable in respect of any Share that has not yet vested shall be held by the Company until such Share vests in accordance with the terms of this Agreement, at which time the Company shall distribute such cash dividends (without interest) to the Participant, provided, however, that all such cash dividends shall be automatically forfeited if and when the associated Share is forfeited. References in the Plan and this Agreement to the Shares shall be deemed to refer, mutatis mutandis, to any such additional restricted amounts.

6. Withholding and Certain Tax Matters. The award or vesting of the Shares acquired hereunder, and the payment of dividends with respect to such Shares, may give rise to “wages” subject to withholding (including, without limitation, any amount that it is treated as “wages” for FICA/FUTA or Medicare tax purposes on a current basis rather than when distributed). Participant agrees to take such steps, including prompt payment of cash to the Company, as the Company directs to satisfy all tax withholding obligations that may arise with respect this Award or the vesting or subsequent transfer of the Shares granted hereunder, including, if the Administrator so determines, by the delivery of previously acquired Common Stock or shares of Common Stock acquired hereunder or by the withholding of amounts from any payment hereunder (but, with respect to any amounts constituting deferred compensation subject to 409A, as determined by the Company in its sole discretion, not in excess of amounts permitted to be accelerated by Section 409A including Treasury Regulation Section 1.409A-3(j)(4)(vi)). Any amounts payable hereunder that constitute deferred compensation subject to Section 409A (as determined by the Company in its sole discretion) shall only be payable on such events as constitute permissible payment events thereunder and, for this purpose (i) “Disability” and “Disabled” shall mean disability within the meaning of Section 409A of the Code and (ii) “Retire” and “Retirement” shall mean a termination of employment (otherwise meeting such definition as set forth in Section 3) that constitutes a separation from service within the meaning of Section 409A. If a Participant is a “specified employee” (as defined in Section 409A), amounts payable hereunder that constitute deferred compensation subject to Section 409A (as determined by the Company in its sole discretion) and that would (but for this sentence) be payable within six months following such Participant’s separation from service (within the meaning of Section 409A), will be paid on the earlier of (i) the date which is six months and one day after the Participant separates from service (within the meaning of Section 409A) or (ii) the Participant’s date of death. The preceding sentence will not apply to any payments that are exempt from or are not subject to the requirements of Section 409A. The undersigned expressly acknowledges that the Award is intended to comply with (or be exempt from) Section 409A and shall be construed by the Administrator accordingly. Notwithstanding the preceding, neither the Company, nor any affiliate, nor the Administrator, nor any person acting on behalf of any of them, shall be liable to the Participant by reason of any acceleration of income, or any tax or additional tax, asserted (A) by reason of any failure of the Award or any portion thereof to satisfy the requirements for exemption from, or compliance with, Section 409Aof the Code or (B) by reason of Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). All references to “Section 409A” herein shall be references to Section 409A of the Code, the Treasury Regulations promulgated thereunder and such other guidance as determined by the Company in its sole discretion.

Performance-Based Restricted Stock Grant

7. Provisions of the Plan. This Award is subject to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this Award is available from the Company. By accepting this Award, the Participant acknowledges receipt of a copy of the Plan and a prospectus relating to this Award, and agrees to be bound by the terms of the Plan and this Agreement. All initially capitalized terms used herein will have the meaning specified in the Plan unless another meaning is specified herein.

8. Governing Law. This Award and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the laws of the State of Delaware and in connection with any dispute in respect thereof, the Participant hereby submits to and consents to the jurisdiction of the state and federal courts sitting in the State of Delaware and agrees that such dispute shall be resolved by the courts of the State of Delaware, or the federal courts of the United States for the District of Delaware.

9. Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to this Award by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

10. No Contract of Employment. The Award is not a contract of employment between the Company (or any subsidiary of the Company) and the Participant. The Participant retains the right to terminate his employment with the Company (or one of its subsidiaries as applicable), and the Company (and its subsidiaries as applicable) retains the right to terminate or modify the terms of the Participant’s employment, subject to any rights retained by either party under the Participant’s employment agreement, if Participant has an employment agreement, and no loss of rights, contingent or otherwise, under this Award upon termination of employment shall be claimed by the Participant as an element of damages in any dispute over such termination of employment.

11. Section 83(b) Election. The Participant expressly acknowledges that such participant has been advised to confer promptly with a professional tax advisor to consider whether the participant should make a so-called “83(b) election” with respect to the Shares. Any such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the Grant Date. The Company has made no recommendation to the Participant with respect to the advisability of making such an election. The Participant hereby agrees that if the Participant makes an 83(b) election, the Participant will provide a copy of the election to the Company not later than ten (10) days after filing the election with the Internal Revenue Service.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

            DOMINO’S PIZZA, INC.

            Name: J. Patrick Doyle

            Title: President and Chief Executive Officer

Performance-Based Restricted Stock Grant

Appendix A

Vesting Dates	Performance Period	Performance Goal
1st Anniversary of Grant Date	December 31, 2012 – December 29, 2013
2nd Anniversary of Grant Date	December 30, 2013 – December 28, 2014
3rd Anniversary of Grant Date	December 29, 2014 – January 3, 2016
4th Anniversary of Grant Date	January 4, 2016 – January 1, 2017